EXHIBIT 32
CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER PURSUANT TO RULE 13a-14(b) UNDER
THE SECURITIES EXCHANGE ACT OF 1934 AND SECTION 1350 OF
CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE
Each of the undersigned, Gary D. Henley and John K. Bakewell, certifies pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934 (the Exchange Act) and Section 1350 of Chapter 63 of Title 18 of the United States Code, that (1) this quarterly report on Form 10-Q for the quarter ended September 30, 2008, of Wright Medical Group, Inc. (the Company) fully complies with the requirements of Section 13(a) of the Exchange Act, and (2) the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: November 3, 2008

/s/ Gary D. Henley
Gary D. Henley President and Chief Executive Officer

/s/ John K. Bakewell
John K. Bakewell
Executive Vice President and Chief Financial Officer